THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

SKINVISIBLE, INC.

CONVERTIBLE PROMISSORY NOTE

$ _____________ February 17, 2016

Las Vegas, Nevada

FOR VALUE RECEIVED, Skinvisible, Inc., a Nevada corporation (the “Company”) promises to pay to _________________ (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of $___________________, or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 9% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the second anniversary of the date of this Note (the “Maturity Date”), (ii) upon the occurrence of an IPO of at least $10,000,000, sale of assets or change of control, or (iii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.       Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)     the “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b)     “Event of Default” has the meaning given in Section 4 hereof.

(c)     “GAAP” shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

(d)     “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(e)     “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Company; (b) the ability of the Company to pay or perform the Obligations in accordance with the terms of this Note and the other Transaction Documents and to avoid an Event of Default, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, under any Transaction Document; or (c) the rights and remedies of Investor under this Note, the other Transaction Documents or any related document, instrument or agreement.

(f)      “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(g)     “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(h)     “Securities Act” shall mean the Securities Act of 1933, as amended.

(i)       “Subsidiary” shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time directly or indirectly owned and controlled by the Company, (c) any other entity included in the financial statements of the Company on a consolidated basis.

(j)      “Transaction Documents” shall mean this Note.

2.       Interest. Accrued interest on this Note shall be payable monthly to the Investor and paid as per instructions on Exhibit C.

3.       Prepayment. Upon five days prior written notice to Investor, the Company may prepay this Note in whole or in part.

4.       Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a)     Failure to Pay. The Company shall fail to pay when due any principal or interest payment on the due date hereunder and such payment shall not have been made within ten days of the Company’s receipt of Investor’s written notice to the Company of such failure to pay; or

(b)     Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) discontinue its business, (ii) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing;

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(c)     Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or stayed within 60 days of commencement;

(d) Foreclosure Proceedings. Proceedings are commenced to foreclose a security interest or lien on any property or assets of the Company as a result of default in the payment or performance of any debt of the Company for borrowed money in excess of $1,000,000;

(e) Judgment Against the Company. A final judgment for the payment of money in excess of $200,000 is entered against the Company by a court of competent jurisdiction, and such judgment is not discharged in accordance with its terms within sixty (60) days after the date such judgment is entered, and within such period an appeal therefrom has not been prosecuted and the execution thereof caused to be stayed during such appeal; or

(f) Garnishment. An attachment or garnishment is levied against the assets or properties of the Company involving an amount in excess of $1,000,000, and such levy is not vacated or otherwise terminated within sixty (60) days after the date of its effectiveness;

5.       Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(b) or 4(c)) and at any time thereafter during the continuance of such Event of Default, Investor may, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 4(b) and 4(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6.       Conversion.

(a)     Conversion Right. The Investor shall have the right at any time after the third month anniversary of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of common stock (the “Common Stock”) at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Investor be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Investor and its affiliates and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Investor upon, at the election of the Investor, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Investor, as may be specified in such notice of waiver). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit “A” (the “Notice of Conversion”), delivered to the Company by the Investor in accordance with Section 6(b) below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., Pacific time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at the Investor’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date. In addition, the Company will issue a warrant agreement in the name of your designate, which will give the holder the right to purchase further shares at the price to be set as to 2 times the Conversion Price per share if exercised within 1 year following the conversion date. The warrant agreement will give the holder the right to purchase one share for every two shares acquired by the holder in this transaction.

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(b)     Calculation of Conversion Price. The conversion price (the “Conversion Price”) shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The "Variable Conversion Price" shall mean 90% multiplied by the Market Price (as defined herein) (representing a discount rate of 10%). “Market Price” means the average of the Trading Prices (as defined below) for the Common Stock during the five (5) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing sale price on the OTC Markets, as reported by a reliable reporting service (“Reporting Service”) designated by the Investor (i.e. Bloomberg) or, if the OTC Markets is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed by the OTC Markets Group, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the Investors of a Majority in Interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC Markets, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

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7.       Security Interest.

(a)     Grant. As collateral security for the prompt, complete, and timely satisfaction of all present and future indebtedness, liabilities, duties, and obligations of Company to Investor evidenced by or arising under this Note, and including, without limitation, all principal and interest payable under this Note, any future advances added to the principal amount due hereunder (collectively, the “Obligations”), the Company hereby pledges, assigns and grants to Investor a continuing security interest and lien in all of the Company’s right, title and interest in and to the property, whether now owned or hereafter acquired by the Company and whether now existing or hereafter coming into existence or acquired, including the proceeds of any disposition thereof, described on Exhibit “B” attached hereto and incorporated herein by this reference (collectively, the “Collateral”). As applicable, the terms of this Note with respect to the Company’s granting of a security interest in the Collateral to Investor shall be deemed to be a security agreement under applicable provisions of the Uniform Commercial Code (“UCC”), with the Company as the debtor and Investor as the secured party.

(b)     Perfection. Upon the execution and delivery of this Note, the Company authorizes Investor to file such financing statements and other documents in such offices as shall be necessary or as Investor may reasonably deem necessary to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof. The Company agrees, upon Investor’s request, to take all such actions as shall be necessary or as Investor may reasonably request to perfect and establish the priority of the liens granted by this Note, including any amendments, modifications, extensions or renewals thereof.

8.       Successors and Assigns. Subject to the restrictions on transfer described in Section 10 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9.       Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of a Majority in Interest.

10.    Transfer of this Note or Securities Issuable on Conversion Hereof. Investor may transfer this Note or the securities into which such Note may be converted, to a parent, subsidiary or other affiliate of the Investor, provided that the transferee has agreed in writing for the benefit of the Company to take and hold such Note, or the securities into which it may be converted, subject to, and to be bound by, the terms and conditions set forth in this Agreement. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for all purposes whatsoever, and the Company shall not be affected by notice to the contrary.

11.    Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to the address of the party, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

12.    Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

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 13.    Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

14.    Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

The Company has caused this Note to be issued as of the date first written above.

Company: SKINVISIBLE, INC.

By: /s/ Terry Howlett

Name: Terry Howlett

Title: President & CEO

Date: February 17, 2016

Investor:

By: _________________

Name:

Date: ________________
EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________________ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Skinvisible, Inc., a Nevada corporation (the “Company”) according to the conditions of the convertible note of the Company dated as of February 17, 2016 (the “Note”), as of the date written. No fee will be charged to the Investor for any conversion, except for transfer taxes, if any.

[ ] The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Investor’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

[address]

Date of Conversion: ______________

Applicable Conversion Price: $_____________

Number of Shares of Common Stock to be Issued

Pursuant to Conversion of the Notes: ______________

Amount of Principal Balance Due remaining

Under the Note after this conversion: ______________

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EXHIBIT B

COLLATERAL

The note is secured by the accounts receivable of a license agreement the Company has with Womens Choice Pharmaceuticals, LLC on its proprietary prescription product, ProCort®.

Womens Choice Pharmaceuticals, LLC has licensed the exclusive rights to ProCort for the territory of the United States. The Company receives a royalty of 5% on all ProCort sales by Women Choice for 20 years.

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EXHIBIT C

PAYMENT

Please send monthly interest payment by bank wire to

Credit Account of:_________________________________

Account Number: _________________________________

Federal Routing Number: ___________________________

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